Exhibit 23

Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.
Itasca, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-196633 and 333-194108) of Kingsway Financial Services Inc. of our reports dated March 16, 2018, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Kingsway Financial Services Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
Grand Rapids, Michigan
March 16, 2018